Marine Products Corporation Announces Date for Third Quarter 2018 Financial Results and Conference Call

ATLANTA, Oct. 9, 2018 /PRNewswire/ -- Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the third quarter ended September 30, 2018 on Wednesday, October 24, 2018 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, October 24, 2018 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (800) 458-4121 or (323) 794-2597 for international callers, and use conference ID number 1757122. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com